UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2016

Hickok Incorporated

(Exact Name of Registrant as Specified in Charter)

Ohio	0-147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 541-8060

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on August 16, 2016, Mr. Greg Zoloty informed Hickok Incorporated (the “Company”) of his decision to retire as Chief Financial Officer of the Company effective no later than December 15, 2016. Mr. Zoloty retired effective December 9, 2016.

The Company has appointed Mrs. Kelly J. Marek as Chief Financial Officer (“CFO”) effective December 9, 2016. Mrs. Marek’s annual salary as CFO will be $90,000. Prior to joining Hickok Incorporated, Mrs. Marek, age 46, held several positions with CBIZ, Inc., a professional services company, from 1998 to 2016, most recently Treasurer from 2005 through 2016. Mrs. Marek also held positions with KPMG, LLP from 1992 to 1998 in the Cleveland office, and held several leadership roles for the Northern Ohio Chapter of the Association for Finance Professionals, including President, Vice President, and member of the Board of Trustees from 2010 through 2013.

There are no family relationships between Mrs. Marek and any director or other executive officer of the Company. There are no transactions in which Mrs. Marek has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

Date: December 13, 2016	/s/ Brian. E. Powers
Name: Brian E. Powers
Its: Chairman and Chief Executive Officer